Packaging Agreement between UPS Store
("PACKAGER")
and Derma Glisten Inc.
("CUSTOMER")

WHEREAS, CUSTOMER desires to engage the facilities and services of PACKAGER for the packaging of certain products to be sold by CUSTOMER and

WHEREAS, PACKAGER desires to undertake such packaging, according to the terms and conditions set forth below; and

PACKAGER AND CUSTOMER HEREBY AGREE, EFFECTIVE BEGINNING UPON THE DATE OF SIGNATURE OF THE SECOND PARTY TO SIGN BELOW, THAT:

MATERIALS shall mean the packaging materials, ingredients, labeling, or components or related materials obtained by or provided to PACKAGER for the purpose of performing PACKAGER"s obligations under this Agreement.

1. <u>PACKAGING SERVICES</u>

PACKAGER agrees to provide the PACKAGING SERVICES. ("Products").

2. <u>PRICE</u>

The CUSTOMER agrees to pay a minimum of 100.00 (One Hundred Dollars) per month, paid every six months. In consideration of the 100.00 the PACKAGER will handle 20 packages. If more than 20 packages a month are handled a handling fee of 5.00 per package will be charge to the CUSTOMER. There is no roll over of credit from month to month. The CUSTOMER will also pay for all shipping costs and packaging MATERIALS costs above and beyond the handling charges.

3. <u>MATERIALS AND SUPPLIES</u>

3.1 <u>Responsibility for conformance</u>: If and to the extent CUSTOMER obtains or provides the MATERIALS, CUSTOMER shall be solely responsible for assuring their conformance and specifications.

3.2 Disposition <u>upon completion:</u> Upon completion of work requested by CUSTOMER, PACKAGER agrees to promptly return, at CUSTOMER"s shipping cost, all CUSTOMER"s finished products, work in process, and raw materials upon receipt of the payments agreed to under this Agreement. If CUSTOMER fails or refuses to pay for or arrange shipping of any of its products, formulas or raw materials after thirty (30) days after termination, PACKAGER may, at its sole discretion, (1) destroy them and charge any reasonable costs of doing so to CUSTOMER; or (2) use them for any other purpose not related to this Agreement, provided no intellectual property or confidentiality

obligations would be violated by doing so. PACKAGER shall not use as collateral for any loan or guarantee any products or MATERIALS owned, purchased or held by CUSTOMER.

4. DELIVERY

4.1 Scheduling. PACKAGER shall schedule the timely shipment of the finished products.

4.2 Delivery. Delivery shall be Regular mail, UPS Ground, and or UPS air. PACKAGER"s invoice shall be accompanied by commercial bills of lading.

5. CUSTOMER"s Indemnity. CUSTOMER agrees to indemnify, and hold PACKAGER harmless from and against any and all liabilities, costs, losses, judgments (including attorney's fees) caused by or arising out of (1) CUSTOMER"s formulation for the Products, if supplied by CUSTOMER and manufactured in accordance therewith), (2) contents of labels specified by CUSTOMER, if provided by CUSTOMER and created and applied in accordance with CUSTOMER's instructions, or advertising or other statements of CUSTOMER or its agents regarding the product; or (3) CUSTOMER's failure to comply with its obligations under this Agreement.

6 Trademark Indemnity. CUSTOMER agrees to indemnify and hold PACKAGER harmless against all claims that any trademark appearing on the labels or packaging materials specified or provided by CUSTOMER infringes the trademark or copyright rights of others. PACKAGER hereby acknowledges that it does not have, and shall not acquire, any interest in any of the CUSTOMER"s trademarks or trade names or copyrighted material appearing in the labels or packaging materials for the Products.

6.1 Notice. Each party agrees to give the other prompt written notice of any claims, including any claims asserted or made by any governmental authority for which the other might be liable under the foregoing indemnifications, together with information necessary to defend, negotiate and settle such claims. Neither party shall be bound by a compromise or settlement made without its prior written consent.

7. LIMITATION ON DAMAGES

CUSTOMER hereby acknowledges and agrees that PACKAGER's liability for any breach of performance or of warranty will not exceed the price actually paid by CUSTOMER under this Agreement and CUSTOMER hereby waives and releases any and all claims against PACKAGER in excess of such price, and that in the event of any breach of performance or any warranty under this Agreement by or attributable to PACKAGER, PACKAGER shall in no instance be liable to CUSTOMER for any special, incidental, exemplary, indirect, or consequential damages, including but not limited to, lost sales, revenues or profit, loss or return of or damage to product or MATERIALS, diminution in value of trademark or other intellectual property, loss of prospective economic advantage, loss of facilities, inventory, work-in-process, or time and materials, and CUSTOMER hereby waives and releases any such claims.

8. CONFIDENTIALITY

All information, knowledge, technology and trade secrets (collectively "information") of CUSTOMER relating to the production, processing and testing of Products shall be used by PACKAGER only in the performance of its obligations under this Agreement. PACKAGER shall establish and maintain procedures to ensure that all information disclosed to its employees is done so only on a need to know basis and is maintained in confidence and not disclosed to third parties or the public. PACKAGER shall not use such information for itself or for any third party.

9. TERMINATION

Termination. PACKAGER shall have the right to terminate this Agreement immediately and cease all work upon failure of CUSTOMER to make payments as agreed. PACKAGER shall have no liability under any circumstances for breaches or failures resulting from failures of CUSTOMER to meet any other obligations. CUSTOMER shall have the right to terminate this Agreement in whole or in part, immediately upon written notice to PACKAGER, if CUSTOMER provides PACKAGER with notice that it believes PACKAGER has materially failed to deliver Products in conformity with the specifications.

10. GENERAL

10.1 No Waiver. The failure of either party to terminate this Agreement by reason of the breach of any of its provisions by the other party, or the failure to exercise any other rights or remedies under this Agreement, shall not be construed as a waiver of the rights or remedies available for any subsequent breach of the terms and provisions of this Agreement.

10.2 Notices. Any notice required or permitted under this Agreement shall be deemed to have been received within two business days after written notice is sent by certified or registered mail, return receipt requested and postage prepaid, in the United States mail addressed to the respective parties as set forth below or to such address as each party may hereafter designate by written notice to the other party as set forth below, and on the next business day after written notice is sent by facsimile transmission to the respective parties at the facsimile numbers set forth below, or to such address or facsimile number as each party may hereafter designate by written notice to the other party in accordance with this Section.

10.3 Records. PACKAGER shall maintain good and sufficient records with respect to its inventories, obligations and performances under this Agreement. All such records shall be retained by PACKAGER for a period of not less than two years or such longer periods as required by law or regulation.

10.4 Complete Agreement. This Agreementset s forth the entire Agreement between the parties relative to the subject matter herein.

10.5 Modification of Agreement. This Agreement cannot be modified except by a writing signed by both parties hereto.

10.6 Relationship of Parties. PACKAGER shall at all times act as an independent contractor, and nothing contained herein shall be construed to create a partnership, joint venture or agency relationship, and

neither party shall have any authority, expressed, implied or apparent, to assume or create any obligations on behalf of or in the name of the other party.

10.7 Waiver. The failure to assert any right or remedy available to a party under the terms of this Agreement shall not be deemed to be a waiver of such right or remedy, and the waiver of any right or remedy available under this Agreement shall not constitute a waiver of any other right or remedy.

10.8 Severability. The provisions of this Agreement shall be severable and the invalidity of any provision, or portion thereof, shall not affect the enforceability of the remaining provisions of this Agreement.

10.9 Assignment. Neither party hereto may assign any of its rights under this agreement, in whole or in part, without the prior written consent of the other party, which consent will not be unreasonably withheld. Subject to the foregoing, this Agreement shall inure to the benefit of and shall bind each of the parties hereto and their respective successors and assigns.

10.10 Governing Law. The parties herein agree that in the event of any dispute or disagreement between them relating to this Agreement, the law of the State of PACKAGER"s principal place of business shall apply.

IN WITNESS WHEREOF, authorized representatives the parties hereto have executed this Agreement on the date or dates indicated below:

PACKAGER

By: *Valerie Howard* Date: 05/01/2018

Title: Owner Address:3324 W. University Ave. Gainesville, Fl 32607

EMAIL:store2919@theupsstore.com

CUSTOMER DERMA GLISTEN, INC.

By: Jessica Foster Date: 5/01/18

Title: President Address:112 N. Curry Street, Carson City, NV 89703

EMAIL: Jfoster@dermaglisten.com